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                                                                     Exhibit 3.1

                                     FORM OF

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       of

                          UNIVISION COMMUNICATIONS INC.

         UNIVISION COMMUNICATIONS INC., a Delaware corporation, hereby certifies as follows:

                  1. The name of the Corporation is UNIVISION COMMUNICATIONS INC. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 30, 1992.

                  2. This Restated Certificate of Incorporation of UNIVISION COMMUNICATIONS INC. amends and restates the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, and was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and by unanimous written consent of the Stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

                  3. The text of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                  FIRST: The name of the Corporation is UNIVISION COMMUNICATIONS INC.

                  SECOND: The registered office of the Corporation in the State of Delaware is located at: 1013 Centre Road, Wilmington, County of New Castle 19805. The registered agent of the Corporation at that address is the Corporation Service Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                  FOURTH: The Corporation shall have the authority to issue [_____________] shares of Common Stock, par value [$.01] per share, divided into the following classes:

                  (i) [__________] shares of Class A Common Stock (the "Class A Common Stock");
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                  (ii)     [__________] shares of Class P Common Stock (the
         "Class P Common Stock");

                  (iii) [__________] shares of Class T Common Stock (the "Class T Common Stock"); and

                  (iv) [__________] shares of Class V Common Stock (the "Class V Common Stock" and together with the Class A Common Stock, the Class P Common Stock and the Class T Common Stock, the "Common Stock").

                  The Corporation shall also have the authority to issue [__________] shares of Preferred Stock, par value [$___] per share (the "Preferred Stock").

         I.       Common Stock

                  Except as otherwise provided by law or by this Restated Certificate of Incorporation, each of the shares of the Common Stock shall be identical in all respects, including with respect to dividends and upon liquidation.

                           (i)  Stock Dividends; Stock Splits.

                           (a) A dividend of Common Stock on any share of Common Stock shall be declared and paid only in an equal per share amount on the then outstanding shares of each class of Common Stock and only in shares of the same class of Common Stock as the shares on which the dividend is being declared and paid. For example, if and when a dividend of Class A Common Stock is declared and paid to the then outstanding shares of Common Stock: (1) the dividend of Class A Common Stock shall be paid solely to the outstanding shares of Class A Common Stock; and (2) a dividend of Class P Common Stock, Class T Common Stock, and Class V Common Stock shall similarly be declared and paid in an equal per share amount solely to the then outstanding shares of Class P Common Stock, Class T Common Stock, and Class V Common Stock, respectively.

                           (b) If the Corporation shall in any manner subdivide or combine, or make a rights offering with respect to, the outstanding shares of Class A Common Stock, Class P Common Stock, Class T Common Stock, or Class V Common Stock, the outstanding shares of the other classes of Common Stock shall be proportionally subdivided or combined, or a rights offering shall be made, in the same manner and on the same basis as the outstanding shares of Class A Common Stock, Class P Common Stock, Class T Common Stock, or Class V Common Stock, as the case may be, that have been subdivided or combined or made subject to a rights offering.

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                           (ii) Voting Rights.

                                    (a) The holders of the Class A Common Stock,
                  the Class T Common Stock, and the Class V Common Stock shall have one (1) vote for each share held, whereas, the holders of the Class P Common Stock shall have ten (10) votes for each share held; provided, however, that during any time period that A. Jerrold Perenchio is Incapacitated, the Class P Common Stock shall only have one (1) vote per share.

                                    (b) Members of the Board of Directors of the
                  Corporation shall be elected as set forth in Section III of this Article FOURTH.

                                    (c) Article III, Section 2 and Article III,
                  Section 12 of the Bylaws shall not be amended by action of the stockholders without (i) unless a Class T Voting Conversion has occurred, the approval of holders of a majority of the outstanding Class T Common Stock (voting as a separate class) and (ii) unless a Class V Voting Conversion has occurred, the approval of holders of a majority of the outstanding Class V Common Stock (voting as a separate class).

                           (iii) Conversion Rights.

                                    (a) Voluntary Conversion. Each share of
                  Class P Common Stock, Class T Common Stock, and Class V Common Stock shall be convertible into one fully paid and non-assessable share of Class A Common Stock at any time at the option of the holder thereof.

                                    (b) Automatic Conversion. Each share of
                  Class P Common Stock, Class T Common Stock, and Class V Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock upon its Transfer (as defined below) to any party other than a Permitted Transferee (as defined below) of the holder thereof. Each share of Class P Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock upon the death of A. Jerrold Perenchio or when the Class P Holders (as defined below) own less than the Required Amount (as defined below).

                                    (c) Unconverted Shares. If less than all of
                  the shares of Class P Common Stock, Class T Common Stock, or Class V Common Stock are converted under subparagraph (a) or
                  (b) above, and such shares are evidenced by a certificate surrendered to the Corporation in accordance with procedures as the Board of Directors may determine, representing shares in excess of the shares being converted, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to the holder, a new certificate

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                  evidencing the number of shares of Class P Common Stock, Class
                  T Common Stock, or Class V Common Stock, as the case may be, not converted.

                                    (d) Reservation. The Corporation hereby
                  reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, to effect conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class P Common Stock, Class T Common Stock, and Class V Common Stock. The Corporation covenants that all of the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid, and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

                      (iv) Elimination of Class Rights.

                                    (a) Class T Common Stock. Upon the
                  occurrence of a Class T Voting Election (as defined below), the rights of the Class T Holders to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. The "Class T Voting Election" shall be conclusively deemed to have occurred upon receipt by the secretary of the Corporation of a written consent signed by the record holders of a majority of the outstanding shares of Class T Common Stock electing to eliminate the voting rights of the Class T Common Stock as provided in the preceding sentence and such election shall be irrevocable. Additionally, if at any time the Class T Holders own (or would own upon exercise of any warrants to purchase Class T Common Stock) less than the Class T Required Amount (a "Class T Voting Event", and together with a Class T Voting Election, a "Class T Voting Conversion"), the rights of the Class T Holders to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. From and after a Class T Voting Conversion, the Class T Holders shall vote together as a class with the holders of the Class A Common Stock and the Class P Common Stock (and, if a Class V Voting Conversion has occurred, the Class V Holders), except as required by law.

                                    (b) Class V Common Stock. Upon the
                  occurrence of a Class V Voting Election (as defined below), the rights of the Class V Holders to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. The "Class V Voting Election" shall be conclusively deemed to have occurred upon receipt by the secretary of the Corporation of a written consent signed by the record

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                  holders of a majority of the outstanding shares of Class V
                  Common Stock electing to eliminate the voting rights of the Class V Common Stock as provided in the preceding sentence and such election shall be irrevocable. Additionally, if at any time the Class V Holders own (or would own upon exercise of any warrants to purchase Class V Common Stock) less than the Class V Required Amount (a "Class V Voting Event", and together with a Class V Voting Election, a "Class V Voting Conversion"), the rights of the Class V Holders to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. From and after a Class V Voting Conversion, the Class V Holders shall vote together as a class with the holders of the Class A Common Stock and the Class P Common Stock (and, if a Class T Voting Conversion has occurred, the Class T Holders), except as required by law.

         II.      Preferred Stock.

                  The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Restated Certificate of Incorporation and the Bylaws, by resolution or resolutions of the Board of Directors, from time to time to provide for the issuance of the shares of the Preferred Stock in one or more series and to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (i) The number of shares constituting that series and the distinctive designation of that series;

                  (ii) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (iv) Whether that series shall be subject to conversion or exchange, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

                  (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the type and amount of consideration per

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share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (vii) The rights, if any, of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (viii) Any other relative rights, preferences and limitations, if any, of that series.


         III.     Election of Directors

                  The Directors of the Corporation shall be elected as follows:

                  (i) Subject to Sections III(ii) and (iii) below, the holders of the Class A Common Stock and the Class P Common Stock, voting together as a separate class, shall be entitled to elect a number of directors (and alternate directors) equal to the greater of (a) six (6) or (b) 50% of the then authorized number of directors that constitutes the Entire Board (rounding any number that is not a whole number to the next highest whole number). The directors that the holders of the Class A Common Stock and the Class P Common Stock, have the right to elect hereunder are referred to as the "Class A/P Director(s)" and the alternate directors that the holders of the Class A Common Stock and Class P Common Stock have the right to elect hereunder are referred to as the "Class A/P Alternate Director(s)." Subject to Sections III(ii) and (iii) below, the holders of the Class A Common Stock and the Class P Common Stock, voting together as a separate class, shall also have the sole right to remove any Class A/P Director or Class A/P Alternate Director without cause. Subject to Sections III(ii) and (iii) below, any vacancy in the office of a Class A/P Director or Class A/P Alternate Director or any newly created Class A/P directorship or alternate directorship shall be filled solely by (x) the holders of the Class A Common Stock and the Class P Common Stock (and if a Class T Voting Conversion or a Class V Voting Conversion has occurred, the Class T Common Stock or Class V Common Stock, as the case may be), voting together as a separate class, or (y) a majority of the remaining Class A/P Directors or the sole remaining Class A/P Director.

                  (ii) Unless a Class T Voting Conversion has occurred, the holders of the Class T Common Stock, voting as a separate class, shall be entitled to elect one (1) director and one (1) alternate director; provided, however, that at such time as the Communications Act of 1934, and the rules, regulations, decisions and written policies of the Federal Communications Commission thereunder (as the same may

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         be amended from time to time, the "Communications Act") permits Aliens
         (as defined below) to own at least thirty-seven and one-half percent (37.5%) but less than fifty percent (50%) of the Corporation's capital stock, unless a Class T Voting Conversion has occurred, the holders of the Class T Common Stock, voting as a separate class, shall be entitled to elect a number of directors (and alternate directors) equal to the greater of (a) two (2) or (b) 20% of the then authorized number of directors that constitutes the Entire Board (rounding any number that is not a whole number to the next highest whole number); provided, further, that at such time as the Communications Act permits Aliens to own at least fifty percent (50%) of the Corporation's capital stock, unless a Class T Voting Conversion has occurred, the holders of the Class T Common Stock, voting as a separate class, shall be entitled to elect a number of directors (and alternate directors) equal to the greater of (a) three (3) or (b) 25% of the then authorized number of directors that constitutes the Entire Board (rounding any number that is not a whole number to the next highest whole number). The directors that the holders of the Class T Common Stock have the right to elect hereunder are referred to as the "Class T Director(s)" and the alternate directors that the holders of the Class T Common Stock have the right to elect hereunder are referred to as the "Class T Alternate Director(s)". Unless a Class T Voting Conversion has occurred, the holders of the Class T Common Stock, voting as a separate class, shall also have the sole right to remove any Class T Director or Class T Alternate Director without cause. Any vacancy in the office of a Class T Director or Class T Alternate Director or any newly created Class T directorship or alternate directorship shall be filled solely by (x) the holders of the Class T Common Stock, voting as a separate class, or
         (y) a majority of the remaining Class T Directors or the sole Class T Director (as the case may be) unless a Class T Voting Conversion has occurred. At such time as a Class T Voting Conversion has occurred, the Class T Directors and Class T Alternate Directors shall be redesignated as Class A/P Directors and Class A/P Alternate Directors, respectively, and the number of Class A/P Directors (and Class A/P Alternate Directors), shall be increased by the number of Class T Directors (and Class T Alternate Directors) so redesignated.

            (iii) Unless a Class V Voting Conversion has occurred, the holders of the Class V Common Stock, voting as a separate class, shall be entitled to elect one (1) director and one (1) alternate director; provided, however, that at such time as the Communications Act permits Aliens to own at least thirty-seven and one-half percent (37.5%) but less than fifty percent (50%) of the Corporation's capital stock, unless a Class V Voting Conversion has occurred, the holders of the Class V Common Stock, voting as a separate class, shall be entitled to elect a number of directors (and alternate directors) equal to the greater of (a) two (2) or (b) 20% of the then authorized number of directors that constitutes the Entire Board (rounding any number that is not a whole number to the next highest whole number); provided, further that at such time as the Communications Act permits Aliens to own at least fifty percent (50%) of the Corporation's capital stock,

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         unless a Class V Voting Conversion has occurred, the holders of the
         Class V Common Stock, voting as a separate class, shall be entitled to elect a number of directors (and alternate directors) equal to the greater of (a) three (3) or (b) 25% of the then authorized number of directors that constitutes the Entire Board (rounding any number that is not a whole number to the next highest whole number). The directors that the holders of the Class V Common Stock have the right to elect hereunder are referred to as the "Class V Director(s)" and the alternate directors that the holders of the Class V Common Stock have the right to elect hereunder are referred to as the "Class V Alternate Director(s)". Unless a Class V Voting Conversion has occurred, the holders of the Class V Common Stock, voting as a separate class, shall also have the sole right to remove any Class V Director or Class V Alternate Director without cause. Any vacancy in the office of a Class V Director or Class V Alternate Director or any newly created Class V directorship or alternate directorship shall be filled solely by (x) the holders of the Class V Common Stock, voting as a separate class, or
         (y) a majority of the remaining Class V Directors or the sole Class V Director (as the case may be) unless a Class V Voting Conversion has occurred. At such time as a Class V Voting Conversion has occurred, the Class V Directors and Class V Alternate Directors shall be redesignated as Class A/P Directors and Class A/P Alternate Directors, respectively, and the number of Class A/P Directors (and Class A/P Alternate Directors), shall be increased by the number of Class V Directors (and Class V Alternate Directors) so redesignated

         IV.      Certain Definitions

         As used in this Restated Certificate of Incorporation, the following terms have the meanings indicated:

                  "Affiliate" means any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with another Person.

                  "Alien" shall have the meaning given to such term from time to time under the Communications Act.

                  "Class P Holders" means (i) A. Jerrold Perenchio, and/or (ii) any Permitted Transferee of A. Jerrold Perenchio.

                  "Class T Holders" means (i) Grupo Televisa, S.A., and/or (ii) any Permitted Transferee of Grupo Televisa, S.A.

                  "Class V Holders" means (i) Gustavo A. Cisneros and Ricardo
J. Cisneros (the "Cisneros Brothers") and/or (ii) any Permitted Transferee of the Cisneros Brothers.

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                  "Entire Board" means that number of directors of the
Corporation which would be in office if there are no vacancies on the Board of Directors and no unfilled newly created directorships.

                  "Incapacitated" with respect to A. Jerrold Perenchio means that a conservator of the estate with respect to A. Jerrold Perenchio has been appointed under the provisions of Section 1800 et. seq. of the California Probate Code (or similar provision under the applicable law of the state where
A. Jerrold Perenchio is then domiciled) and that such conservatorship has not been rescinded.

                  "Participation Agreement" means that certain Participation Agreement to be entered into among A. Jerrold Perenchio, Grupo Televisa, Ricardo and Gustavo Cisneros and Venevision, dated as of ______, as such agreement may be amended and modified or supplemented.

                  "Permitted Transferee"  means

                           (i) any entity all of the equity (other than directors' qualifying shares) of which is directly or indirectly owned by the transferor and that is not an Affiliate of any other Person;

                           (ii)  in the case of a transferor who is an
         individual, (a) such transferor's spouse and lineal descendants, (b) subject to Article FOURTH, Section I(iii)(b) in the case of A. Jerrold Perenchio, such transferor's personal representatives and heirs, (c) any trustee of any trust created primarily for the benefit of any, some or all of such spouse and lineal descendants (but which may include beneficiaries which are charities) or of any revocable trust created by such transferor, (d) subject to Article FOURTH, Section I(iii)(b) in the case of A. Jerrold Perenchio, following the death of such transferor, all beneficiaries under either such trust, (e) the transferor, in the case of a transfer from any Permitted Transferee back to its transferor and (f) any entity all of the equity of which is directly or indirectly owned by any of the foregoing which is not an Affiliate of any Person other than the Person described in clauses
         (a)-(e) above; and

                           (iii) (a) in the case of the Class P Common Stock, A. Jerrold Perenchio, (b) in the case of the Class T Common Stock, Grupo Televisa S.A. and its wholly-owned subsidiaries and (c) in the case of Class V Common Stock, the Cisneros Brothers. For the purposes of this definition, if an entity is directly or indirectly owned by either of the Cisneros Brothers, it shall be deemed owned by both of them.

                  "Person" means an individual, a corporation, a partnership, an association, a limited liability company or a trust.

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                  "Required Amount" means,

                           (i) in the case of the Class P Holders, a number of shares of Class P Common Stock equal to 30% of the Class P Base Amount. The "Class P Base Amount" shall be equal to _____ shares of Class P Common Stock, but shall be increased to give effect to stock dividends and stock splits and shall be decreased to give effect to reverse stock splits and repurchases by the Corporation of Class P Common Stock approved by the Board of Directors in accordance with the Bylaws;

                           (ii) in the case of the Class T Holders, a number of shares of Class T Common Stock equal to 30% of the Class T Base Amount. The "Class T Base Amount" shall be equal to _____ shares of Class T Common Stock, but shall be increased to give effect to stock dividends and stock splits and shall be decreased to give effect to reverse stock splits and repurchases by the Corporation of Class T Common Stock and Warrants to purchase Class T Common Stock approved by the Board of Directors in accordance with the Bylaws; and

                           (iii) in the case of the Class V Holders, a number of shares of Class V Common Stock equal to 30% of the Class V Base Amount. The "Class V Base Amount" shall be equal to _____ shares of Class V Common Stock, but shall be increased to give effect to stock dividends and stock splits and shall be decreased to give effect to reverse stock splits and repurchases by the Corporation of Class V Common Stock and Warrants to purchase Class V Common Stock approved by the Board of Directors in accordance with the Bylaws.

                  "Transfer" means any direct or indirect sale, pledge, hypothecation, delegation or other transfer, whether voluntary or involuntary and whether by merger or other operation of law, other than a bona fide pledge of shares to secure financing; provided that a foreclosure on such pledged shares shall constitute a Transfer. An indirect Transfer includes, without limitation, the transfer of a direct or indirect interest in an owner of Common Stock but shall exclude (x) transfers of interests in Grupo Televisa, S.A., or any other entity whose common equity is publicly traded and whose business does not primarily consist of ownership of Common Stock; and (y) a transfer to any purchaser of all of the television media business of the Cisneros Brothers which includes the Class V Common Stock and Warrants to purchase Class V Common Stock); provided that such purchaser agrees to be bound by the terms of the Participation Agreement.

                  FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  The directors need not be elected by written ballot unless required by the bylaws of the Corporation.

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                  In the event that any Class A/P Director, Class T Director or
Class V Director is absent from any meeting of the Board of Directors (or any committee thereof of which such director is a member) for any reason, then the Class A/P Directors, Class T Director(s) or Class V Director(s) present at such meeting, respectively, may designate one Class A/P Alternate Director, Class T Alternate Director or Class V Alternate Director, as the case may be, to act at such meeting of the Board of Directors (or committee thereof) in place of each of the Class A/P Directors, Class T Director(s) or Class V Director(s), as the case may be, who are absent from such meeting. In the event that all the Class A/P Directors, Class T Directors or Class V Directors are absent from a meeting of the Board of Directors, then each of the Class A/P Alternate Directors, Class T Alternate Directors or Class V Alternate Directors (each an "Alternate Director" and collectively the "Alternate Directors"), as the case may be, who is present at such meeting may act in place of one of the Class A/P Directors, Class T Directors or Class V Directors, as the case may be, who is absent from such meeting. If, pursuant to the foregoing provisions of this paragraph, an Alternate Director is designated to act or is entitled to act in the place of a Class A/P Director, Class T Director or Class V Director who is absent from a meeting of the Board of Directors (or any committee thereof), then, while so acting at such meeting, such Alternate Director shall have and may exercise all of the rights, duties, privileges and powers of the Class A/P Director, Class T Director or Class V Director, as the case may be, in whose place such Alternate Director is acting, including, without limitation, the right to vote at such meeting, and while so acting at such meeting such Alternate Director shall be deemed a Class A/P Director, Class T Director or Class V Director, as the case may be, and shall be counted as a Class A/P Director, Class T Director or Class V Director, as the case may be, for the purpose of determining whether a quorum is present at such meeting. Except when attending and acting in the place of a director at a meeting of the Board of Directors (or any committee thereof) pursuant to the foregoing provisions of this subparagraph and except as otherwise provided in the Bylaws, an Alternate Director shall not be entitled to attend, or vote at, any meeting of the Board of Directors or any committee thereof and shall not be counted as a member of the Board of Directors for the purpose of determining whether a quorum is present at any meeting of the Board of Directors; provided, however, that at any time there is only one Class T Director or one Class V Director in office, a Class T Alternate Director or Class V Alternate Director shall always be entitled to attend (but not vote at) meetings of the Board (but not committees thereof) along with such Class T Director or Class V Director, as the case may be.

                  SIXTH: For the purpose of monitoring compliance with the Alien Entity ownership restrictions of the Communications Act, the Corporation shall, as promptly as practicable after shares of Common Stock are first held by more than 100 holders of record, implement the following procedures:

                         (a) The Corporation shall maintain separate stock records with respect to all classes of stock (other than the Class T Common Stock and the Class V Common Stock): a domestic record covering non-Alien Entity stockholders and a foreign record covering Alien Entity stockholders. Every

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         certificate representing shares of stock (other than shares of Class T
         Common Stock and Class V Common Stock) determined to be owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity shall be marked "Foreign Share Certificate". Every certificate (other than for shares of Class T Common Stock and the Class V Common Stock) issued not marked "Foreign Share Certificate" shall be marked "Domestic Share Certificate".

                           (b) Any holder of shares of any Class or series of stock of the Corporation (other than the Class T Common Stock and the Class V Common Stock) that are owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity shall deliver any Domestic Share Certificates representing such shares to the Corporation to be replaced by Foreign Share Certificates.

                           (c) Any holder of Foreign Share Certificates representing shares of any class or series of stock of the Corporation (other than shares of Class T Common Stock and Class V Common Stock) that are not owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity may deliver such Foreign Share Certificates to the Corporation to be replaced by Domestic Share Certificates. Any delivery of Foreign Share Certificates pursuant to this paragraph must be accompanied by an affidavit in form and substance reasonably satisfactory to the Corporation stating that the shares of stock of the Corporation represented by the Foreign Share Certificate are not owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity.

                  The Corporation shall have the right to determine, by vote of the Board of Directors or in conformity with regulations prescribed by the Board of Directors, (i) whether any person is an Alien Entity, (ii) whether any shares of stock of the Corporation are owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, Alien Entities and (iii) whether any affidavit delivered pursuant to paragraph (c) of this Article SIXTH is false.

                  SEVENTH:  For purposes of Article SIXTH and this Article
SEVENTH:

                  (i) "Alien Entity" means any individual not a citizen of the United States of America; any partnership or limited liability company controlled by Aliens; a foreign government; a corporation, joint-stock company or association organized under the laws of a foreign country; any other corporation controlled by Aliens; and any corporation, joint-stock company, partnership, limited liability company, trust, association or other entity controlled directly or indirectly by one or more of the above.

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
                  (ii) "Disqualified Holder" shall mean any holder of outstanding shares of any class or series of stock of the Corporation (other than Class T Common Stock and Class V Common Stock) whose holding of such stock, either individually or when taken together with the holding of shares of any class or series of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

                  (iii) "Fair Market Value" of a share of any class or series of stock of the Corporation shall mean the average Closing Price for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this Article SEVENTH; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

                      (iv) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Article SEVENTH.

                           (v) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Article SEVENTH, at least equal to the price required to be paid pursuant to paragraph (a) of this Article SEVENTH (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

                  Notwithstanding any other provision of this Restated Certificate of Incorporation to the contrary, outstanding shares of any class or series of stock of the Corporation (other than shares of Class T Common Stock and Class V Common Stock) held by a Disqualified Holder shall always be subject to redemption by the Corporation, by action of the Board of Directors, or in conformity with regulations prescribed by the Board of Directors to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

                           (a) the redemption price of the shares to be redeemed pursuant to this Article SEVENTH shall be equal to the lesser of (i) the Fair Market Value of such shares or (ii) if such shares were purchased by such Disqualified Holder within one year of the Redemption Date, such Disqualified Holder's purchase price for such shares;

                           (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

                           (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed and the identity of the Disqualified Holders from whom shares will be redeemed shall be selected in such manner as shall be determined by the Board of Directors or in conformity with regulations prescribed by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, selection based upon failure to comply with Article SIXTH of the Restated Certificate of Incorporation or selection in any other manner determined by the Board of Directors or in conformity with regulations prescribed by the Board of Directors, which determination shall be conclusive;

                           (d) at least 30 days written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to such record holders if cash, Redemption Securities or a combination thereof sufficient to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

                           (e) from and after the Redemption Date, any and all rights of whatever nature, of the holders of shares so called for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and such owners shall thenceforth be entitled only to receive the cash, Redemption Securities or combination thereof payable in respect of such redemption; and

                           (f) such other terms and conditions as the Board of Directors shall determine.

                  The Board of Directors, by a vote which includes, in addition to any other required vote of directors, the affirmative vote of a majority of the Class T Director(s) (so long as a Class T Voting Conversion has not occurred) or a majority of the Class V Director(s) (so long as a Class V Voting Conversion has not occurred), shall be authorized at any time and from time to time to adopt such other provisions as the Board of Directors may deem necessary or desirable to avoid violation of the provisions of Section 310(b) of the Communications Act as now in effect or as it may hereafter from time to time be amended, and to carry out the provisions of Articles SIXTH and SEVENTH of this Restated Certificate of Incorporation; provided that no such provision shall result in shares of Class T Common Stock or Class V Common Stock being subject to redemption under this Article SEVENTH.

                  EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend and repeal the Bylaws; provided no such amendment made by the Board of Directors may adversely affect the rights accorded under the Bylaws to the holders of the Class T Common Stock or the Class V Common Stock that affect such class differently from the other classes of Common Stock of the Corporation without (i) so long as a Class T Voting Conversion has not occurred, the affirmative vote of a majority of the Class T Directors and (ii) so long as a Class V Voting Conversion has not occurred, the affirmative vote of a majority of the Class V Directors, as the case may be.

                  NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed herein and by the laws of the State of Delaware; provided that no amendment may adversely affect the rights accorded to the holders of the Class T Common Stock or the Class V Common Stock which affect such class differently from the other classes of Common Stock of the Corporation without the affirmative vote or consent of the holders of a majority of the outstanding shares of Class T Common Stock or Class V Common Stock, as the case may be. All rights granted herein are subject to this reservation.

                  TENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exemption from such liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. Any repeal or modification of the foregoing provision of this Article TENTH shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification. The provisions of this Article TENTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability as a director that has not been eliminated by the provisions of this Article TENTH.

                  ELEVENTH: (i) Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent of the Corporation or such other enterprise (each, an "Indemnified Person"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Delaware, as the same exist or may hereafter be amended, or by other applicable law as then in effect, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or such other enterprise and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall not be required to indemnify a person (i) in connection with a proceeding (or part thereof) initiated by such person if the initiation of the proceeding (or part thereof) was not authorized by the Board of Directors of the Corporation or (ii) if such person has not met the applicable standard of conduct set forth in the GCL, as the same exists or hereafter may be amended. Such determination shall be made
(a) by a majority vote of the directors who are not parties to such action, suit or proceeding ("Disinterested Directors"), even though less than a quorum, or
(b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders. Expenses incurred by an Indemnified Person in defending any such proceeding shall be paid by the Corporation in advance of its final disposition; provided, however, that, if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (ii) If a claim under paragraph (i) of this Article ELEVENTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law. Neither the failure of the Corporation (including the Disinterested Directors, its independent legal counsel and its stockholders) to have made a determination that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the GCL, as the same exists or hereafter may be amended, nor the fact that there has been an actual determination by the Corporation (including the Disinterested Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct.

                  (iii) The right to indemnification and the right to payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in paragraph (i) of this Article ELEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this Article ELEVENTH shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article ELEVENTH is in effect. Any repeal or modification of this Article ELEVENTH shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

                  (iv) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability, loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

                  (v) To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

                  (vi) The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

                  (vii) If this Article ELEVENTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article ELEVENTH as to all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to Article ELEVENTH to the full extent permitted by any applicable portion of this Article ELEVENTH that shall not have been invalidated and to the full extent permitted by applicable law.

         TWELFTH: To the maximum extent permitted by law, subject to the obligations of the parties (the "Principals") to that certain Participation Agreement and their Affiliates under the Transaction Agreements (as defined in the Participation Agreement), the Principals, their respective Affiliates and the shareholders, officers, directors and employees of the Principals and their respective Affiliates (i) may engage in any activity, including but not limited to competing with the Corporation and its subsidiaries, (ii) may acquire, own, broker, lease or operate any business and (iii) shall not be under any obligation to communicate or present any opportunity or potential transaction or matter to the Corporation or its subsidiaries.

                  IN WITNESS WHEREOF, UNIVISION COMMUNICATIONS INC. has caused this certificate to be signed by Stephen Rader, its Vice President and Treasurer and attested to by Robert Cahill, its Vice President and Secretary, this __ day of ________, 199_.

                                           UNIVISION COMMUNICATIONS INC.

                                           By:_________________________________
                                           Name:
                                           Title:

Attest:

By:______________________
Name:
Title:

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